Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet and statements of operations are presented to give effect to the Sykes Enterprises, Incorporated and its consolidated subsidiaries (the “Company” or “Sykes”) merger with Clear Link Holdings, LLC and its subsidiaries (“Clearlink”) on April 1, 2016 (the “Merger”). The following unaudited pro forma condensed combined financial statements are based on the historical financial statements and related notes of Sykes and Clearlink adjusted to give effect to the Merger. In addition, the unaudited pro forma condensed combined financial statements should be read in conjunction with:

●	Sykes’ historical consolidated financial statements and related notes included in its Form 10-K for the fiscal year ended December 31, 2015, filed on February 29, 2016, and Sykes’ Form 10-Q for the three months ended March 31, 2016, filed on May 3, 2016, and

●	Clearlink’s historical consolidated financial statements and related notes included in its audited financial statements for the fiscal year ended December 31, 2015, and its unaudited interim financial statements for the three months ended March 31, 2016, included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined balance sheet is presented as if the Merger occurred on March 31, 2016. The unaudited pro forma condensed combined financial statements of operations combine the results of operations of Sykes and Clearlink for the year ended December 31, 2015 and the three months ended March 31, 2016, and are presented as if the Merger had taken place on January 1, 2015.

The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been achieved had Sykes and Clearlink been a combined company during the respective periods presented. Certain reclassification adjustments have been made in the presentation of Clearlink’s historical amounts to conform to Sykes’ presentation.

The unaudited pro forma condensed combined financial information does not reflect any cost savings or operating synergies that the combined company may achieve as a result of the acquisition or the costs to integrate the operations of Clearlink with Sykes.

Sykes Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2016

	Historical

	Sykes	Clearlink	Pro forma adjustments		Combined pro forma
		(Note 3)	(Note 6)
(In thousands, except per share data)

Assets
Current assets:
Cash and cash equivalents	$259,885	$2,584	$3,766	(a)	$266,235
Receivables, net	286,252	16,801	-		303,053
Prepaid expenses	21,080	1,553	-		22,633
Other current assets	13,447	-	-		13,447

Total current assets	580,664	20,938	3,766		605,368

Property and equipment, net	118,116	11,860	3,613	(b)	133,589
Goodwill, net	199,038	33,874	45,064	(c)	277,976
Intangibles, net	47,885	33,652	77,548	(d)	159,085
Deferred charges and other assets	41,577	554	(325)	(e)	41,806

	$987,280	$100,878	$129,666		$1,217,824

Liabilities and Shareholders’ Equity
Current Liabilities:
Short term debt	$-	$6,762	$(6,762)	(f)	$-
Accounts payable	20,887	3,564	-		24,451
Accrued employee compensation and benefits	80,124	1,610	-		81,734
Income taxes payable	2,016	-	-		2,016
Deferred revenue	30,564	2,607	(2,246)	(g)	30,925
Other accrued expenses and current liabilities	26,692	11,710	(1,415)	(h)	36,987

Total current liabilities	160,283	26,253	(10,423)		176,113

Deferred grants	4,620	-	-		4,620
Long-term debt	70,000	20,610	195,390	(i)	286,000
Long-term income tax liabilities	19,636	-	-		19,636
Other long-term liabilities	25,998	2,921	(1,159)	(e)	27,760

Total liabilities	280,537	49,784	183,808		514,129

Shareholders’ equity:
Preferred stock, $0.01 par value	-	-	-		-
Common stock, $0.01 par value	426	-	-		426
Additional paid-in capital	275,178	-	-		275,178
Retained earnings	472,279	-	(3,048)	(j)	469,231
Accumulated other comprehensive income (loss)	(39,267)	-	-		(39,267)
Treasury stock at cost	(1,873)	-	-		(1,873)
Members’ equity	-	51,094	(51,094)	(j)	-

Total shareholders’ equity	706,743	51,094	(54,142)		703,695

	$987,280	$100,878	$129,666		$1,217,824

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Sykes Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended March 31, 2016

	Historical
	Sykes	Clearlink	Pro forma adjustments		Combined pro forma
		(Note 3)	(Note 6)
(In thousands, except per share amounts)

Revenues	$320,746	$33,829	$-		$354,575

Operating expenses:
Direct salaries and related costs	205,555	22,808	-		228,363
General and administrative	80,510	7,677	(1,310)	(k)	86,877
Depreciation, net	10,784	479	260	(l)	11,523
Amortization of intangibles	3,627	1,164	815	(m)	5,606

Total operating expenses	300,476	32,128	(235)		332,369

Income from operations	20,270	1,701	235		22,206

Other income (expense):
Interest income	153	-	-		153
Interest (expense)	(808)	(581)	(304)	(n)	(1,693)
Other income (expense)	553	-	-		553

Total other income (expense)	(102)	(581)	(304)		(987)

Income before income taxes	20,168	1,120	(69)		21,219
Income taxes	6,214	-	402	(o)	6,616

Net income	$13,954	$1,120	$(471)		$14,603

Share Data
Weighted average shares outstanding - basic	41,704				41,704
Weighted average shares outstanding - diluted	42,023				42,023
Earnings (loss) per share - basic	$0.33				$0.35
Earnings (loss) per share - diluted	$0.33				$0.35

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Sykes Enterprises, Incorporated

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2015

	Historical
	Sykes	Clearlink	Pro forma adjustments		Combined pro forma
		(Note 3)	(Note 6)

(In thousands, except per share amounts)

Revenues	$1,286,340	$121,510	$-		$1,407,850

Operating expenses:
Direct salaries and related costs	836,516	82,767	-		919,283
General and administrative	297,257	24,617	745	(k)	322,619
Depreciation, net	43,752	1,667	1,288	(l)	46,707
Amortization of intangibles	14,170	3,610	4,306	(m)	22,086
Net (gain) loss on disposal of property and equipment	381	-	-		381

Total operating expenses	1,192,076	112,661	6,339		1,311,076

Income from operations	94,264	8,849	(6,339)		96,774

Other income (expense):
Interest income	668	-	-		668
Interest (expense)	(2,465)	(1,807)	(761)	(n)	(5,033)
Other income (expense)	(2,484)	-	-		(2,484)

Total other income (expense)	(4,281)	(1,807)	(761)		(6,849)

Income before income taxes	89,983	7,042	(7,100)		89,925
Income taxes	21,386	-	(22)	(o)	21,364

Net income	$68,597	$7,042	$(7,078)		$68,561

Share Data
Weighted average shares outstanding – basic	41,899				41,899
Weighted average shares outstanding - diluted	42,447				42,447
Earnings (loss) per share - basic	$1.64				$1.64
Earnings (loss) per share - diluted	$1.62				$1.62

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.  Description of the Merger

On April 1, 2016, the Company, one of its wholly-owned subsidiaries (“Merger Sub”), Clear Link Holdings, LLC, a Delaware limited liability company (“Clearlink”), and Pamlico Capital Management, L.P., as the representative of the equity holders of Clearlink, completed the acquisition outlined in the definitive Agreement and Plan of Merger (the “Merger Agreement”) dated March 6, 2016.

In the Merger, each outstanding membership unit of Clearlink was converted into the right to receive an amount in cash as set forth in the Merger Agreement. The aggregate cash consideration paid in the Merger was approximately $209.2 million, which included $2.6 million of Clearlink’s cash and cash equivalents at the closing of the Merger, and subject to certain post-closing adjustments relating to Clearlink’s working capital at the closing of the Merger. Approximately $2.6 million of the purchase price was placed in an escrow account as security for the indemnification obligations of Clearlink’s members under the Merger Agreement. Sykes obtained an insurance policy which provides $20.7 million of coverage to Sykes for breaches of most of the representations and warranties of Clearlink in the Merger Agreement, subject to a deductible.

2.  Basis of presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”), Topic 805, Business Combinations (“ASC 805”), and was based on the historical financial statements of Sykes and Clearlink with Sykes treated as the accounting acquirer.

The acquisition method of accounting, provided by ASC 805, uses the fair value concepts defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). Under this method of accounting, the assets and liabilities of Clearlink are recorded by Sykes based on their estimated fair values at the date of acquisition. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Any excess of the purchase price over the fair value of identified assets acquired and liabilities assumed will be recognized as goodwill. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

3.    Reclassifications to Clearlink’s historical financial statements to conform to Sykes’ presentation

Certain reclassifications have been made to the presentation of Clearlink’s historical financial statements in order to conform to Sykes’ financial statement presentation.

Adjustments to the balance sheet as of March 31, 2016 are related to aligning Clearlink’s underlying accounting records to the financial statement captions used within Sykes’ historical financial statement presentation. The adjustments consist of internally-developed software classified as property and equipment, net, under Sykes historical financial statement presentation, reorganization of current liabilities between the Clearlink and Sykes historical financial statement presentation, and other immaterial reclassification adjustments.

Clearlink presentation March 31, 2016		Presentation Reclassifications	Sykes presentation March 31, 2016

Assets

Current assets:				Current assets:

Cash	$2,584	$-	$2,584	Cash and cash equivalents

Accounts receivable—net	16,508	293	16,801	Receivables, net

Prepaid expenses	1,650	(97)	1,553	Prepaid expenses

Other current assets	293	(293)	-	Other current assets

Total current assets	21,035	(97)	20,938	Total current assets

Property and Equipment, Net	5,836	6,024	11,860	Property and equipment, net

Goodwill	33,874	-	33,874	Goodwill, net

Intangible Assets, Net	39,675	(6,023)	33,652	Intangibles, net

Other Assets	325	229	554	Deferred charges and other assets

	$100,745	$133	$100,878

Liabilities and Equity

Current liabilities:				Current liabilities:

Revolving line of credit	$3,500	$3,262	$6,762	Short term debt

Notes payable—current portion	2,925	(2,925)	-

Accounts payable	2,711	853	3,564	Accounts payable

Accrued liabilities	9,807	(9,807)	-
		1,610	1,610	Accrued employee compensation and benefits

		2,607	2,607	Deferred revenue

		11,710	11,710	Other accrued expenses and current liabilities

Accrued chargebacks	3,970	(3,970)	-

Other current liabilities	2,870	(2,870)	-

Total current liabilities	25,783	470	26,253	Total current liabilities

Notes payable—net of current portion	20,947	(337)	20,610	Long-term debt

Other non-current liabilities	2,921	-	2,921	Other long-term liabilities

Total liabilities	49,651	133	49,784	Total liabilities

Members’ equity	51,094	-	51,094	Members’ equity

	$100,745	$133	$100,878

Adjustments to the statements of operations for the three months ended March 31, 2016 and the twelve months ended December 31, 2015 are primarily related to: (i) Clearlink’s advertising and marketing expenses classified as direct salaries and related costs within Sykes’ historical financial statement presentation, (ii) work-force compensation and related costs within selling, general and administrative expenses in Clearlink’s historical financial statements classified as direct salaries and related costs under Sykes’

historical financial statement presentation, (iii) disaggregation of depreciation and amortization into separate financial statement captions and (iv) interest expense on assumed earn-out liabilities within selling, general and administrative expenses in Clearlink’s historical income statement for the three months ended March 31, 2016, classified as interest (expense) under Sykes’ historical financial statement presentation.

Clearlink Presentation March 31, 2016		Presentation Reclassifications	Sykes Presentation March 31, 2016

Revenues—Net	$33,829	$-	$33,829	Revenues

Operating expenses:				Operating expenses:

Selling, general and administrative	22,956	(22,956)	-

		22,808	22,808	Direct salaries and related costs

		7,677	7,677	General and administrative

Advertising and marketing	7,627	(7,627)	-

Depreciation and amortization	1,643	(1,643)	-

		479	479	Depreciation, net

		1,164	1,164	Amortization of intangibles

Total operating expenses	32,226	(98)	32,128	Total operating expenses

Income from operations	1,603	98	1,701	Income from operations

Other income (expense)				Other income (expense)

Interest income	-	-	-	Interest income

Interest (expense)	(483)	(98)	(581)	Interest (expense)

Total other income (expense)	(483)	(98)	(581)	Total other income (expense)

Net earnings	$1,120	$-	$1,120	Income before income taxes

Clearlink Presentation December 31, 2015		Presentation Reclassifications	Sykes Presentation December 31, 2015

Revenues—Net	$121,510	$-	$121,510	Revenues

Operating expenses:				Operating expenses:

Selling, general and administrative	80,793	(80,793)	-

		82,767	82,767	Direct salaries and related costs

		24,617	24,617	General and administrative

Advertising and marketing	26,591	(26,591)	-

Depreciation and amortization	5,277	(5,277)	-

		1,667	1,667	Depreciation, net

		3,610	3,610	Amortization of intangibles

Total operating expenses	112,661	-	112,661	Total operating expenses

Income from operations	8,849	-	8,849	Income from operations

Other income (expense)				Other income (expense)

Interest income	-	-	-	Interest income

Interest (expense)	(1,807)	-	(1,807)	Interest (expense)

Total other income (expense)	(1,807)	-	(1,807)	Total other income (expense)

Net earnings	$7,042	$-	$7,042	Income before income taxes

4.    Financing and consideration

In the Merger, each outstanding membership unit of Clearlink was converted into the right to receive an amount in cash as set forth in the Merger Agreement. The aggregate cash consideration paid in the Merger was approximately $209.2 million. To fund the Merger, the Company borrowed $216.0 million under its $440 million revolving credit facility (the “2015 Credit Agreement”).

Proceeds from the borrowings were used as follows:

(in thousands)	Amount
Cash consideration paid in the Merger	$209,186
Working capital loan to Clearlink	4,000
Anticipated working capital needs of Sykes related to the transaction	2,814

Total Merger-related borrowings under the 2015 Credit Agreement	$216,000

5.    Preliminary purchase price allocation

The Company has performed a preliminary valuation analysis of the fair market value of Clearlink’s assets to be acquired and liabilities to be assumed. Using the total consideration for the Merger, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(in thousands)	Amount
Assets
Current assets (1)	$20,938
Property and equipment (2)	15,473
Goodwill (3)	78,938
Identifiable intangible assets (4)	111,200
Other assets	229

Total assets	226,778

Liabilities
Current liabilities (5)	15,830
Other long-term liabilities	1,762

Total liabilities	17,592

Total consideration	$209,186

(1)	Current assets include $2.6 million of cash, $16.8 million of accounts receivable, and $1.5 million of prepaid expenses.
(2)	Property and equipment is predominantly comprised of leasehold improvements, furniture and fixtures, and capitalized internally developed software.
(3)	Goodwill represents the excess of purchase price over the estimated value of assets acquired and liabilities assumed.
(4)	Identifiable intangible assets include customer relationships, trade names, non-compete agreements, and indefinite-lived and finite-lived domain names. The largest identifiable intangible asset recognized as a part of the merger are customer relationships with an estimated fair value of $79.2 million.
(5)	Current liabilities include $3.5 million of accounts payable, $1.6 million of accrued employee compensation and benefits, $0.4 million of deferred revenue and $10.3 million of other accrued expenses and current liabilities.

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the pro forma balance sheet and income statements. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property, plant and equipment, (2) changes in allocations to intangible assets such as trade name, domain names and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

6.     Pro Forma Adjustments and Assumptions

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	Reflects the impact on cash from the proceeds from the new borrowings under the 2015 Credit Agreement.

(in thousands)	Amount
New borrowings	$216,000
Transaction costs of Sykes and Clearlink	(3,048)
Cash consideration paid in the Merger	(209,186)

Total	$3,766

b)	Reflects adjustments to Clearlink’s property and equipment of $3.6 million based upon a preliminary fair value estimate of $15.5 million. For purposes of determining the impact on the unaudited pro forma condensed combined statements of operations, the fair value of property and equipment is being depreciated over an estimated remaining useful life of five to six years.

(in thousands)	Estimated Useful Life	Estimated Fair Market Value

Personal property	5	$7,026
Internally-developed software	5-6	8,100
Construction in progress		347

Total		$15,473

c)	Reflects the preliminary adjustment to goodwill as a result of the Merger.

(in thousands)	Amount
Goodwill attributable to the Merger	$78,938
Less: Elimination of pre-existing Clearlink goodwill	(33,874)

Total	$45,064

d)	Reflects adjustments to Clearlink’s identified intangible assets of $77.6 million, based upon the preliminary fair value estimates of $111.2 million for the identified intangible assets attributable to the Merger. As part of the preliminary valuation analysis, the Company identified intangible assets, including trade names, indefinite-lived and finite-lived domain names, customer relationships, and non-competition agreements. The fair values of the identifiable intangible assets were determined primarily using the income approach, which requires a forecast of all of the expected future cash flows. Certain intangible asset fair values were also determined using the cost and market approaches. Since all information required to perform a detailed valuation analysis of Clearlink’s intangible assets could not be obtained as of the date of this filing, for purposes of these unaudited pro forma condensed combined financial statements, certain assumptions regarding discount rates were used based on publicly available data for the industry.

The following table summarizes the estimated fair values of Clearlink’s identifiable intangible assets and their estimated useful lives:

(in thousands)	Estimated Useful Life	Estimated Fair Market Value

Indefinite-lived domain names	Indefinite	$22,100
Trade name	8	6,100
Finite-lived domain names	13	800
Customer relationships	13	79,200
Non-competition agreements	3	3,000

Total		$111,200

e)	Represents the reversal of Clearlink pre-Merger prepaid and accrued rent balances recorded to recognize pre-Merger rental expense on a straight-line basis.

f)	Clearlink’s pre-Merger indebtedness was not assumed by Sykes; this adjustment represents the reversal of pre-Merger Clearlink short-term indebtedness of $6.8 million from the historical Clearlink balance sheet.

g)	This adjustment represents the preliminary estimated adjustment to decrease the assumed deferred revenue obligations to a fair value of approximately $0.4 million, a reduction of $2.2 million from the pre-Merger carrying value. The fair value was determined based on the estimated costs to fulfill the remaining obligation under an arrangement with one of Clearlink’s customers plus a normal profit margin.

h)	Represents adjustments to other accrued expenses and current liabilities as follows:

(in thousands)	Amount
Short term deferred rent liability discussed in adjustment (e)	$1,320
Accrued interest expense (1)	95

Total	$1,415

(1)	Elimination of accrued interest expense associated with Clearlink’s pre-Merger indebtedness not assumed by Sykes.

i)	Reflects the additional indebtedness under the 2015 Credit Agreement used to fund the Merger. Interest under the 2015 Credit Agreement is calculated either at LIBOR or the base rate plus, in each case, an applicable margin based on the Company’s leverage ratio. The applicable interest rate is determined quarterly based on the Company’s leverage ratio. Additionally, the Company is required to pay a commitment fee of 0.125% calculated on the average unused amount of the 2015 agreement.

(in thousands)	Amount
Additional indebtedness under 2015 Credit Agreement	$216,000
Less: pre-Merger Clearlink long-term indebtedness (1)	(20,610)

Total	$195,390

(1)	Clearlink’s pre-Merger indebtedness was not assumed by Sykes; this adjustment represents the reversal of pre-Merger Clearlink long-term indebtedness of $20.6 million

j)	Reflects the total adjustment to shareholders’ equity:

(in thousands)	Amount
Elimination of historical Clearlink members’ equity	$51,094
Transaction costs	3,048

Total	$54,142

k)	Represents adjustments to general and administrative expenses as follows:

(in thousands)	Three months ended March 31, 2016	Twelve months ended December 31, 2015
Increase in straight-line rental expense (1)	$233	$751
Reversal of transaction costs (2)	(1,543)	(6)

Total	$(1,310)	$745

(1)	Reflects the adjustment to reverse the impact of tenant incentives and recognize Clearlink’s remaining minimum lease payments on a straight-line basis.
(2)	Reflects the elimination of non-recurring transaction-related costs directly attributable to the Merger.

l)	Reflects the pro forma impact of the revised depreciation associated with property and equipment discussed in adjustment (b).

(in thousands)	Estimated Fair Market Value (1)	Estimated Useful Life	Three months ended March 31, 2016	Twelve months ended December 31, 2015

Pro forma depreciation	$15,126	5-6 years	$739	$2,955
Less: historical Clearlink			(479)	(1,667)

Total			$260	$1,288

(1)	Excludes construction in progress of $0.4 million.

m)	Reflects the pro forma impact of the revised amortization using straight-line method associated with the identifiable finite-lived intangible assets recorded within adjustment (d).

(in thousands)	Estimated Fair Market Value	Estimated Useful Life	Three months ended March 31, 2016	Twelve months ended December 31, 2015

Pro forma amortization	$89,100	3-13 years	$1,979	$7,916
Less: historical Clearlink			(1,164)	(3,610)

Total			$815	$4,306

n)	Reflects the additional incremental interest expense as a result of the Merger related additional indebtedness described in adjustment (i). For purposes of the pro forma interest expense calculation, it was assumed that the Company had entered into the 2015 Credit Agreement as of January 1, 2015.

(in thousands)	Three months ended March 31, 2016	Twelve months ended December 31, 2015
Incremental Merger-related interest expense under 2015 Credit Agreement	$787	$2,568
Reversal of historical Clearlink interest expense	(483)	(1,807)

Total	$304	$761

o)	Reflects the estimated incremental U.S. federal and state income tax provision as if Clearlink’s earnings had been subject to taxation from January 1, 2015. Additionally, this adjustment also reflects the estimated income tax effect of pro forma adjustments (k) through (n). An estimated blended federal and state statutory rate of 38.25% was used for purposes of calculating the pro forma adjustments.

(in thousands)	Three months ended March 31, 2016	Twelve months ended December 31, 2015
Pro forma historical Clearlink tax provision	$428	$2,694
Tax expense (benefit) of pro forma adjustments	(26)	(2,716)

Total	$402	$(22)